EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                                ABERCROMBIE, INC.

KNOW ALL MENS BY THESE PRESENTS:

That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and by virtue of the laws of the State of Nevada, and we do hereby state and clarify:

                  I

The name of the corporation is: Abercrombie, Inc.

                  II

The resident Agent of the corporation shall be Nancy Abercrombie, and the location of the principal office of the corporation within the State of Nevada shall be 2375 E. Tropicana, Suite 106, Las Vegas, Nevada 89119. Offices for the transactions of any business for the corporation, and where the meetings of the Board of Directors and of the stockholders may be held, may be established and maintained in any other part of the State of Nevada, or in any other State, territory or possession of the United States, or in a foreign country, as the Board of Directors may from time to time determine.

                  III

This corporation is authorized to engage in any activity permitted by law.

                  IV

The total authorized capital stock for this corporation shall consist of Ten Million (10,000,000) shares of common stock of a single class, each share having par value of Twenty Five (0.0025) mills. All of the voting power of the capital stock of this corporation shall reside in the common stock. No capital stock of this corporation shall be subject to assessment.

                  V

The members of the governing board of this corporation shall be styled directors, and pursuant to NRS 78.115, in cases where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, then the number of directors may be less than three but not less than the number of stockholders. The names and addresses of the persons who are appointed to act as the first directors of this corporation are as follows:


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NAMES                                            ADDRESSES

Nancy Abercrombie                                3833 Cavalry Street
                                                 Las Vegas, Nevada 89121

Michael L. Summers                               4543 Balfour Drive
                                                 Las Vegas, Nevada 89121

Thomas Burrows                                   4757 Koval, #1
                                                 Las Vegas, Nevada 89119

                  VI

This corporation is to have perpetual existence.

                  VII

The names and addresses of the incorporators of this corporation are as follows:

NAMES                                            ADDRESSES

Nancy Abercrombie                                3833 Cavalry Street
                                                 Las Vegas, Nevada 89121

Michael L. Summers                               4543 Balfour Drive
                                                 Las Vegas, Nevada 89121

Thomas Burrows                                   457 Koval, #1
                                                 Las Vegas, Nevada 89119

                  VIII

Pursuant to authority granted by NRS 78.265, the shareholders shall have no pre-emptive rights to acquire unissued shares, treasury shares or securities convertible into such shares.


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IN WITNESS WHEREOF, THE UNDERSIGNED INCORPORATORS HAVE EXECUTED THESE ARTICLES
OF INCORPORATION OF ABERCROMBIE, INC.

On this 8th day of May, 1986.

/s/ Nancy Abercrombie
-----------------------------------
Nancy Abercrombie


/s/ Michael L. Summers
-----------------------------------
Michael L. Summers


/s/ Thomas Burrows
-----------------------------------
Thomas Burrows

STATE OF NEVADA     )
                    )ss
COUNTY OF CLARK     )

Subscribed and sworn to before me this 8th day of May, 1986.

/s/ Patricia A. Hartley
-----------------------------------
Notary Public in and for said County and State


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